Exhibit 10.57

WASHINGTON PRIME GROUP, L.P.
SERIES 2015B LTIP UNIT AWARD AGREEMENT
This Series 2015B LTIP Unit Award Agreement (“Agreement”) made as of February 25, 2016 (the “Award Date”) among WP Glimcher Inc., an Indiana corporation (the “Company”), its subsidiary, Washington Prime Group, L.P., an Indiana limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and Mark S. Ordan as the participant (the “Participant”).
Recitals
A.The Participant is an Affiliate of the Company and provides services to the Partnership.
B.This Agreement evidences an award (the “Award”) of the number of LTIP Units specified in Section 3 of this Agreement, that have been designated as the Series 2015B LTIP Units pursuant to the Partnership Agreement and the Certificate of Designation of Series 2015B LTIP Units of the Partnership (the “Certificate of Designation”), as approved by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”).
NOW, THEREFORE, the Company, the Partnership and the Participant agree as follows:
1.Administration. This Award shall be administered by the Committee which has the powers and authority as set forth in the Plan. Should there be any conflict between the terms of this Agreement and/or the Certificate of Designation, on the one hand, and the Plan and/or the Partnership Agreement, on the other hand, the terms of this Agreement and/or the Certificate of Designation (as applicable) shall prevail.
2.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan unless otherwise indicated. In addition, as used herein:
“Agreement” has the meaning set forth in the Recitals.
“Award” has the meaning set forth in the Recitals.
“Award Date” has the meaning set forth in the Recitals.
“Board” has the meaning set forth in the Recitals.
“Capital Account” has the meaning set forth in the Partnership Agreement.
“Certificate of Designation” has the meaning set forth in the Recitals.
“Committee” has the meaning set forth in the Recitals.
“Company” has the meaning set forth in the Recitals.
“Family Member” has the meaning set forth in Section 6.
“Good Reason” has the meaning set forth in the Transition and Consulting Agreement, dated May 31, 2015 (the “Consulting Agreement”).
“Incentive Clawback” has the meaning set forth in Section 8(a).

“LTIP Units” means the Series 2015B LTIP Units that have been designated as such pursuant to the Partnership Agreement and the Certificate of Designation.
“Participant” has the meaning set forth in the Recitals.
“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 28, 2014, as amended, restated and supplemented from time to time hereafter.
“Partnership Units” or “Units” has the meaning provided in the Partnership Agreement.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or “group” (as defined in the Exchange Act).
“Plan” means the Partnership’s 2014 Stock Incentive Plan, as further amended, restated or supplemented from time to time hereafter.
“Release” means a release of claims against the Company and its officers, directors, employees, and affiliate
“Release Deadline” The last date of the thirty (30) day period following the date of termination during which time a terminated employee of the Company or any of its affiliates may revoke a general release of claims against the Company submitted to the Company or any of its affiliates by such terminated employee in connection with such termination.
“Securities Act” means the Securities Act of 1933, as amended.
“Transfer” has the meaning set forth in Section 6.
3.Award.
(a)On the Award Date the Participant is granted Ninety-Four Thousand One Hundred Six (94,106) LTIP Units (the “Awarded Units”) which shall be vested and subject to forfeiture only has described herein. The Awarded Units shall be forfeited unless within sixty (60) business days from the Award Date the Participant executes and delivers a fully executed copy of this Agreement and such other documents that the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws.
(b)Upon the Participant’s breach of any of the covenants or agreements contained in or referenced in Section 8 hereof, all Awarded Units shall, without payment of any consideration by the Partnership or the Company, automatically and without notice be forfeited and become null and void, and neither the Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in Awarded Units.
4.Partnership Agreement. The Participant shall have no rights with respect to this Agreement (and the Award evidenced hereby) unless the Participant shall have accepted this Agreement prior to the close of business on the date described in Section 3(a) by (a) signing and delivering to the Partnership a copy of this Agreement and (b) unless the Participant is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached as Exhibit A). Upon the execution of this Agreement any other necessary documentation deemed necessary by the Partnership general partner, the Participant shall have all the rights of a Limited Partner of the Partnership with respect to the number of Unvested LTIP Units, as set forth in the Certificate of Designation and the Partnership Agreement, subject, however, to the restrictions and conditions specified herein. Unvested LTIP Units constitute and shall be treated for all purposes as the property of the Participant, subject to the terms of this Agreement, the Certificate of Designation and the Partnership Agreement.

5.Distributions.
(a)The holder of the Awarded Units, until and unless forfeited pursuant to Section 3, shall be entitled to receive distributions at the time and to the extent provided for in the Certificate of Designation and the Partnership Agreement.
(b)All distributions paid with respect to Awarded Units shall be fully vested and non-forfeitable when paid.
6.Restrictions on Transfer.
(a)Except as otherwise permitted by the Committee in its sole discretion, none of the Awarded Units or Units into which the Awarded Units have been converted shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”); provided that Awarded Units may be Transferred to the Participant’s Family Members (as defined below) by gift, bequest or domestic relations order; and provided further that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement (including its exhibits) and that subsequent transfers shall be prohibited except those in accordance with this Section 6. Additionally, all such Transfers must be in compliance with all applicable securities laws (including, without limitation, the Securities Act) and the applicable terms and conditions of the Partnership Agreement. In connection with any such Transfer, the Partnership may require the Participant to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer not in accordance with the terms and conditions of this Section 6 shall be null and void, and neither the Partnership nor the Company shall reflect on its records any change in record ownership of any Awarded Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer. Except as provided in this Section 6, this Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
(b)For purposes of this Agreement, “Family Member” of a Participant, means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any Person sharing the Participant’s household (other than a tenant or domestic employee of the Participant), a trust in which one or more of these Persons (or the Participant) own more than fifty percent (50%) of the beneficial interests, and a partnership or limited liability company in which one or more of these Persons (or the Participant) own more than fifty percent (50%) of the voting interests.
7.Restrictive Covenants. Restrictive Covenants. The restrictive covenants and other provisions set forth in Section 8 of the Participant’s Employment Agreement, dated February 25, 2014, as amended are hereby incorporated by reference as if fully set forth herein.

8.Miscellaneous.
(a)Amendments; Recoupment.  Subject to the terms of the Plan, the Committee may unilaterally amend the terms of this Award theretofore granted, but no such amendment shall, without the Participant’s written consent, materially impair the rights of the Participant with respect to the Award, except such an amendment made to cause the Plan or this Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.  Notwithstanding the foregoing, Participant acknowledges that The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company develop and implement a policy to recover from executive officers excess incentive based compensation paid which is based on erroneous data and for which the Company is required to prepare an accounting restatement (the “Incentive Clawback”).  At such time as the applicable regulations are finalized with respect to the Incentive Clawback, either through rules and regulations adopted by the Securities and Exchange Commission or the Applicable Exchange, Participant agrees, at the Company’s request, to promptly execute any amendment or modification to this Agreement to reflect any Incentive Clawback policy applicable to the Awarded Units adopted by the Company or the Committee to comply with such rules and regulations.  This grant shall in no way affect the Participant’s participation or benefits under any other plan or benefit program maintained or provided by the Company or the Partnership or any of their Subsidiaries or Affiliates.
(b)Incorporation of Plan and Certificate of Designation; Committee Determinations. The provisions of the Plan and the Certificate of Designation are hereby incorporated by reference as if set forth herein. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications.
(c)Status of LTIP Units; Plan Matters. This Award constitutes an incentive compensation award under the Plan. The Awarded Units are equity interests in the Partnership. The number of shares of Common Stock reserved for issuance under the Plan underlying outstanding Awarded Units will be determined by the Committee in light of all applicable circumstances, including vesting, capital account allocations and/or balances under the Partnership Agreement, and the exchange ratio in effect between Units and shares of Common Stock. The Company will have the right, at its option, as set forth in the Partnership Agreement, to issue shares of Common Stock in exchange for Units in accordance with the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such shares of Common Stock, if issued, will be issued under the Plan. The Participant acknowledges that the Participant will have no right to approve or disapprove such determination by the Company or the Committee.
(d)Legend. The records of the Partnership evidencing the Awarded Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that the Awarded LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.
(e)Compliance With Law. The Partnership and the Participant will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no Awarded Units shall be converted into Units at a time that such conversion would result in a violation of any law (such violation, a “Conversion Restriction”); provided, that, any such delayed conversion shall occur as soon as practicable following the lapse of such Conversion Restriction, as determined by the Committee in its sole discretion. If the lapse of the Conversion Restriction with respect to such Awarded Units is no longer practicable (as determined by the Committee in its sole discretion) then the Company or the Partnership shall pay to the Participant, within thirty (30) days following the later of (i) the date of the Participants submits a duly executed conversion notice or (ii) the date upon which the Committee determines that the lapse of the Conversion Restriction with respect to the Awarded Units is no longer practicable (subject, in each case, to any additional delay required by Section 9(r)), a cash lump sum in an amount equal to the Participant’s Capital Account balance with respect to such Awarded Units as of the time of such payment; provided that, no such payment shall be made if such payment would result in violation of any applicable law.

(f)Participant Representations; Registration.
(i)The Participant hereby represents and warrants that (A) the Participant understands that the Participant is responsible for consulting the Participant’s own tax advisor with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Participant is or by reason of this Award may become subject, to the Participant’s particular situation; (B) the Participant has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Participant provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Participant believes to be necessary and appropriate to make an informed decision to accept this Award; (D) Awarded Units are subject to substantial risks; (E) the Participant has been furnished with, and has reviewed and understands, information relating to this Award; (F) the Participant has been afforded the opportunity to obtain such additional information as he deemed necessary before accepting this Award; and (G) the Participant has had an opportunity to ask questions of representatives of the Partnership and the Company, or Persons acting on their behalf, concerning this Award.
(ii)The Participant hereby acknowledges that: (A) there is no public market for the Awarded Units or Units into which Awarded Units may be converted and neither the Partnership nor the Company has any obligation or intention to create such a market; (B) sales of Awarded Units and Units are subject to restrictions under the Securities Act and applicable state securities laws; (C) because of the restrictions on transfer or assignment of the Awarded Units and Units set forth in the Partnership Agreement and in this Agreement, the Participant may have to bear the economic risk of his or her ownership of the Awarded Units covered by this Award for an indefinite period of time; (D) shares of Common Stock issued under the Plan in exchange for Units, if any, will be covered by a registration statement on Form S-8 (or a successor form under applicable rules and regulations of the Securities and Exchange Commission) under the Securities Act, to the extent that the Participant is eligible to receive such shares under the Plan at the time of such issuance and such registration statement is then effective under the Securities Act; and (E) resales of shares of Common Stock issued under the Plan in exchange for Units, if any, shall only be made in compliance with all applicable restrictions (including in certain cases “blackout periods” forbidding sales of Company securities) set forth in the then applicable Company employee manual or insider trading policy and in compliance with the registration requirements of the Securities Act or pursuant to an applicable exemption therefrom.
(g)Section 83(b) Election. The Participant hereby agrees to make an election to include the Awarded Units in gross income in the year in which the Awarded Units are issued pursuant to Section 83(b) of the Code by executing a form substantially similar to the form attached as Exhibit B and to supply the necessary information in accordance with the regulations promulgated thereunder. The Participant agrees to file such election (or to permit the Partnership to file such election on the Participant’s behalf) within thirty (30) days after the Award Date with the IRS Service Center where the Participant files his or her personal income tax returns, to provide a copy of such election to the Partnership and the Company, and to file a copy of such election with the Participant’s U.S. federal income tax return for the taxable year in which the Awarded Units are issued to the Participant. So long as the Participant holds any Awarded Units, the Participant shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of the Awarded Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(h)Tax Consequences. The Participant acknowledges that (i) neither the Company nor the Partnership has made any representations or given any advice with respect to the tax consequences of acquiring, holding, selling or converting Awarded Units or making any tax election (including the election pursuant to Section 83(b) of the Code) with respect to the Awarded Units and (ii) the Participant is relying upon the advice of his or her own tax advisor in determining such tax consequences.

(i)Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.
(j)Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such state. Venue for a dispute in respect of this Agreement shall be the federal courts located in Columbus, Ohio.
(k)No Obligation to Continue Position as an Employee, Consultant or Advisor. Neither the Company nor any Affiliate is obligated by or as a result of this Agreement to continue to have the Participant as an employee, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s affiliation with the Company or any of its Affiliates.
(l)Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at WP Glimcher Inc., 180 East Broad Street, Columbus, Ohio, Attention: General Counsel, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s address as it appears on the records of the Company, or at such other address as the Company or the Participant may hereafter designate in writing to the other.
(m)Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award (if any), the Participant will pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount; provided, however, that if any Awarded Units or Units are withheld (or returned), the number of Awarded Units or Units so withheld (or returned) shall be limited to the number which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.
(n)Headings. The headings of paragraphs of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
(o)Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
(p)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and any successors to the Company and the Partnership, on the one hand, and any successors to the Participant, on the other hand, by will or the laws of descent and distribution, and subject to Section 6, this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Participant.
(q)Section 409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code, to the extent applicable. Any provision of this Agreement that may result in excise tax or penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Participant and the Company and the Partnership, to the extent necessary to exempt it from, or to avoid excise tax or penalties under, Section 409A of the Code.
(r)Delay in Effectiveness of Exchange. The Participant acknowledges that any exchange of Units for Common Stock or cash, as selected by the General Partner, may not be effective until six (6) months from the Award Date.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the 19th day of April, 2016.
WP Glimcher Inc. an Indiana corporation

By:  /s/ Mark E. Yale
Name: Mark E. Yale
Title: CFO

WASHINGTON PRIME GROUP, L.P.,
an Indiana limited partnership

By:  WP Glimcher Inc. an Indiana corporation, its general partner

By:  /s/ Mark E. Yale
Name: Mark E. Yale
Title: CFO

GRANTEE:

By:  /s/ Mark S. Ordan
Name: Mark S. Ordan

[Signature Page to Series 2015B LTIP Award Agreement]

FORM OF LIMITED PARTNER SIGNATURE PAGE
The Participant, desiring to become one of the named Limited Partners of Washington Prime Group, L.P., hereby accepts all of the terms and conditions of and becomes a party to, the Amended and Restated Agreement of Limited Partnership, dated as of May 28, 2014, of Washington Prime Group, L.P. as amended through this date (the “Partnership Agreement”). The Participant agrees that this signature page may be attached to any counterpart of the Partnership Agreement.
Signature Line for Limited Partner:

Name:

Date:

Address of Limited Partner:

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF
PROPERTY PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE
(Insert Appropriate Form)